Exhibit 5.1

[Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison LLP]

212-373-3000

212-757-3990

June 9, 2022

Garrett Motion Inc.

La Pièce 16

Rolle, Switzerland 1180

Registration Statement on Form S-1

(Registration No. 333-256659 )

Ladies and Gentlemen:

We have acted as special counsel to Garrett Motion Inc., a Delaware corporation (the “Company”) in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, as amended (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act (i) up to 37,680,203 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) that may be offered by certain stockholders of the Company (the “Secondary Common Shares”), (ii) up to 219,552,835 shares of the Company’s Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) that may be offered by certain stockholders of the Company (the “Secondary Series A Shares”), and (iii) up to 219,552,835 shares of Common Stock issuable upon conversion of the Secondary Series A Shares (the “Converted Common Stock”, and together with the Secondary Common Shares and the Secondary Series A Preferred Shares, the “Secondary Shares”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.    the Registration Statement;

2.    the Debtors’ Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated April 20, 2021; and

3.    Findings of Fact, Conclusions of Law and Order Confirming the Debtors’ Amended Joint Chapter 11 Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated April 26, 2021.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the Second Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Certificate of Designations of the Series A Preferred Stock, and Third Amended and Restated Bylaws of the Company, certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Secondary Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.    The Secondary Shares have been duly authorized by all necessary corporate action on the part of the Company, the Secondary Common Shares and the Secondary Series A Shares have been validly issued and are fully paid and non-assessable, and the Converted Common Stock, when duly issued upon conversion of the Series A Preferred Stock, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP